[Motors & Armatures Letterhead]

                                  July 22, 1999

                          Consent of Motors & Armatures

We hereby consent to the references by R-Tec Technologies, Inc., to us, to our name, to our test results and methods regarding R-Tect 22, and to our dealings regarding the distribution agreement and plans for ordering products made under the Summary Section, the Business Section and elsewhere in the S-1 Registration Statement, File No. 333-72405. In addition, we consent to the filing of the Distribution Agreement with R-Tec as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                          Motors & Armatures, Inc.

                                          /s/ Fred H. Baron
                                          Fred H. Baron
                                          Marketing Manager